UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2006

Dycom Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-10613	591277135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida		33408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-627-7171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Dycom Industries, Inc. ("Dycom") granted an award of performance-based share units (the "PBSU Award") to the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer of Dycom, in the amounts set forth below. PBSU Awards are granted pursuant to the 2003 Long-Term Incentive Plan and will vest subject to the officer's continued employment with Dycom and the satisfaction of certain pre-established performance measures based upon pre-tax income before asset impairment and any amounts recorded for PBSU compensation as a percentage of contract revenues and based on the ratio of operating cash flow to net income before asset impairment and any amounts recorded for PBSU compensation (the "Performance Measures"). These Performance Measures were approved by the Committee at its meeting. Each PBSU will be settled in one share of the Company’s common stock on the vesting date.

PBSU Awards will generally vest in three equal installments based on the attainment of the Performance Measures over each of the following 12-month performance periods: (i) Dycom's 2007 fiscal year, (ii) Dycom's 2008 fiscal year and (iii) Dycom's 2009 fiscal year (the "Annual Award"). In addition, each officer will receive additional vested performance-based share units, based upon a percentage of such officer's Annual Award that vests in respect of each performance period, in accordance with the satisfaction of the Performance Measures for the following performance periods required for such additional units: (i) Dycom's 2007 fiscal year, (ii) the period beginning on the first day of Dycom's 2007 fiscal year and ending on the last day of Dycom's 2008 fiscal year and (iii) the three-year period beginning on the first day of Dycom's 2007 fiscal year and ending on the last day of Dycom's 2009 fiscal year.

Performance-Based Share Unit Awards

Name - PBSU Award
-------------------

Steven E. Nielsen - 25,158 units
President and Chief Executive Officer

Timothy R. Estes - 16,563 units
Executive Vice President and Chief Operating Officer

A form of performance-based share unit award agreement for the officers is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dycom Industries, Inc.

October 23, 2006	By:	Richard L. Dunn

Name: Richard L. Dunn
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Share Unit Agreement